Exhibit 99.1

Forward Air Corporation Reports Record Second Quarter Results - EPS up over 20%

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--July 24, 2003--Forward Air Corporation (Nasdaq/NM:FWRD) today reported results for the second quarter ended June 30, 2003. The Company is a leading high-service-level contractor to the air cargo industry providing time-definite ground transportation services in the United States and Canada.
    Income from operations for the quarter ended June 30, 2003 increased 17.6% to $10.0 million, compared with $8.5 million in the prior-year quarter. Operating revenue increased 5.0% to $59.2 million from $56.4 million for the same quarter in 2002. As a percent of operating revenue, operating income for the quarter increased to 16.9% versus 15.1% in the same quarter last year. Net income increased 18.9% to $6.3 million compared with $5.3 million in the prior-year quarter. Diluted earnings per share for the second quarter of 2003 increased 20.8% to $0.29 compared with $0.24 in the prior-year quarter.
    Income from operations for the six months ended June 30, 2003 increased 14.1% to $18.6 million, compared with $16.3 million in the prior-year period. Operating revenue increased 5.9% to $115.8 million from $109.3 million for the same period in 2002. As a percent of operating revenue, operating income was 16.0% versus 14.9% in the same period last year. Net income increased 15.7% to $11.8 million compared with $10.2 million in the prior-year period. Diluted earnings per share for the six months of 2003 increased 17.4% to $0.54 compared with $0.46 in the prior-year period.
    "Our revenue and earnings this quarter are the best we've produced during any second quarter in our history, a result of the efforts of our people. We continue to face a competitive environment and an uncertain economy, but our focus remains the same - profitable growth. Revenue from the airport-to-airport network grew 4.7%, driven by increases in both tonnage and yield. Logistics revenue, however, decreased by 2.6% as the Company eliminated business that did not meet profit expectations," commented Bruce A. Campbell, President and Chief Operating Officer.

    Review of Financial Results

    The Company will hold a conference call to discuss second quarter results on Friday, July 25, 2003, at 9:00 a.m. EDT. Interested parties may participate in the call by dialing (877) 461-2814. Additionally, the call is being webcast and can be accessed at Forward Air's
Internet site at www.forwardair.com.

                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                                 Three months ended  Six months ended
                                 ------------------ ------------------
                                   6/30/03 6/30/02   6/30/03  6/30/02
                                 ------------------ ------------------
Operating revenue                  $59,174 $56,355  $115,820 $109,252

Operating expenses:
   Purchased transportation         24,698  24,418    48,655   46,783
   Salaries, wages and employee
      benefits                      13,424  12,226    26,422   24,181
   Operating leases                  3,289   2,977     6,375    5,989
   Depreciation and amortization     1,775   1,881     3,552    3,766
   Insurance and claims              1,308   1,445     2,632    2,790
   Other operating expenses          4,663   4,916     9,596    9,461
                                 ------------------ ------------------
                                    49,157  47,863    97,232   92,970
                                 ------------------ ------------------
Income from operations              10,017   8,492    18,588   16,282
Other income, net                      143     135       268      243
                                 ------------------ ------------------
Income before income taxes          10,160   8,627    18,856   16,525
Income taxes                         3,811   3,278     7,072    6,280
                                 ------------------ ------------------
Net income                          $6,349  $5,349   $11,784  $10,245
                                 ================== ==================

Income per share:
   Basic                             $0.30   $0.25     $0.55    $0.47
   Diluted                           $0.29   $0.24     $0.54    $0.46

Weighted average shares
 outstanding:
   Basic                            21,276  21,762    21,251   21,725
   Diluted                          21,664  22,295    21,629   22,290


                        FORWARD AIR CORPORATION
                        Condensed Balance Sheet
                            (In thousands)

                                                  6/30/03    12/31/02
                                                  --------   ---------
   Assets:                                       Unaudited  Audited(a)
   Cash and short-term investments               $ 66,765   $  53,916
   Other current assets                            36,031      34,858
   Property and equipment, net                     35,862      37,173
   Other assets                                    19,286      19,564
                                                  --------   ---------
   Total assets                                  $157,944   $ 145,511
                                                  ========   =========
   Liabilities and shareholders' equity:
   Current liabilities                           $ 17,277   $  18,690
   Long-term obligations                            9,550       8,475
   Shareholders' equity                           131,117     118,346
                                                  --------   ---------
   Total liabilities and shareholders' equity    $157,944   $ 145,511
                                                  ========   =========

    (a) Taken from audited financial statements, which are not presented in their entirety.


    Important Information

    This press release contains statements with respect to the Company's beliefs and expectations of the outcomes of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Written forward-looking statements may appear in documents filed with the Securities and Exchange Commission, in press releases and in reports to shareholders. Oral forward-looking statements may be made by the Company's executive officers and directors on behalf of the Company to the press, potential investors, securities analysts and others. The Private Securities Litigation Reform Act of 1995 contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. In connection with this safe harbor provision, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company in this press release. Without limitation, factors that might cause such a difference include economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, fears over the threat of, and actual occurrence of, war and terrorism, the Company's inability to maintain its historical growth rate because of a decreased volume of freight moving through the Company's network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of the Company's customers and their ability to pay for services rendered, the Company's ability to secure terminal facilities in desirable locations at reasonable rates, the inability of the Company's information systems to handle an increased volume of freight moving through its network, changes in fuel prices, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, and the availability and compensation of qualified independent owner-operators needed to serve the Company's transportation needs. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows, or results of operations. Forward-looking statements can be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," and similar expressions. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Forward Air Corporation
             Andrew C. Clarke, 423-636-7000